Exhibit 23.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES FOUNDED 1866	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

June 20, 2011

Gushan Environmental Energy Limited

No. 37, Golden Pond Road

Golden Mountain Industrial District

Fuzhou City, Fujian Province

People’s Republic of China

Re:	Gushan Environmental Energy Limited – Annual Report on Form 20-F

Ladies and Gentlemen:

We understand that Gushan Environmental Energy Limited (the “Company”) plans to file an annual report on Form 20-F for the fiscal year ended December 31, 2010 with the Securities and Exchange Commission (the “Commission”). We hereby consent to the filing of this letter as an exhibit to the Form 20-F and to the references to this firm (as special United States counsel to the Company) under Item 10.E, “Additional Information—Taxation—United States Federal Income Taxation” in the Form 20-F, without implying or admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Form 20-F, including this exhibit.

Very truly yours,
/s/ Sidley Austin LLP

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships